SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   October 21, 2010

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 1.01  Entry into a Material Definitive Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

On October 21 and 22, 2010, Pure Bioscience, a California corporation (the “Company”), entered into unregistered securities purchase agreements with non-affiliate accredited investors (the “Investors”) relating to the sale and issuance by the Company to the Investors of 1,080,000 shares of the Company’s common stock, for a total purchase price of $2.376 million. Each share of common stock was sold at a price of $2.20 per share.  The shares sold represent approximately 3% of the outstanding common stock prior to the sale.

With respect to the unregistered sales made, the Company relied on Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The securities were offered to sophisticated, accredited investors.

Item 8.01 Other Information

On October 26, 2010, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

Exhibit	Description

10.1	Form of Securities Purchase Agreement

99.1	Press release issued by Pure Bioscience dated October 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: October 26, 2010	By:	/s/ Andrew J. Buckland
Andrew J. Buckland
Chief Financial Officer